                                  EXHIBIT 23.1


Board of Directors
Trend Mining Company
(Formerly Silver Trend Mining Company)
Coeur d'Alene, Idaho

                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated December 15, 2000 (except for Notes 14 and 15, as to which the date is May 17, 2001), on the financial statements of Trend Mining Company (an explorations stage company) as of September 30, 2000, for the filing with and attachment to the Form 10-KSB/A for the period ended September 30, 2000.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington

May 21, 2001